UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2009

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 23, 2009, the Registrant issued a press release reporting its financial results for the first quarter ended March 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

All of the information furnished in this report (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated April 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2009

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

99.1	Press Release dated April 23, 2009.

Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 1Q09 RESULTS

— — —

REPORTS INCOME BEFORE TAXES OF $167 MILLION ON $296 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.30

GREENWICH, CONN, April 23, 2009 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.30 for the quarter ended March 31, 2009, compared to diluted earnings per share of $0.66 for the same period in 2008.

Net revenues were $296 million and income before income taxes was $167 million for this quarter, compared to net revenues of $528 million and income before income taxes of $374 million for the same period in 2008.

Business Highlights

•	56% pre-tax profit margin for this quarter.
•	$4.4 billion in equity.
•	17% increase in customer accounts from the year ago quarter.
•	Cleared DARTs grew by 9% to 330,000 from the year ago quarter.
•	65% Market Making pre-tax margin for this quarter.
•	42% Electronic Brokerage pre-tax margin for this quarter.

“Our strict risk controls have not completely immunized us from the secondary effects of the financial crises as our results have been largely impacted by competitive pressures on spreads.  Exchange listed options are one of the few life rafts still afloat and more and more traders are trying to hold onto it,” said Thomas Peterffy, our CEO.

“On the other hand, due to the popularity of our brokerage offering among professional traders, we were able to overcome deteriorating industry trends in that segment of our business.”

Segment Overview

Market Making

Market Making segment income before income taxes decreased 63% in the quarter ended March 31, 2009 compared to the same period last year. Pre-tax margin was 65% in this quarter, down from 80% in the same period last year. The first quarter of 2008 was an exceptional period with high market volumes and volatility. In this quarter, we continued to avoid counterparty risks and balance sheet exposure from illiquid positions by making markets only in exchange traded products that are cleared through central clearing houses. Market Making options contract volume decreased by 14% in this quarter compared to the same period last year. Due to a change in the method we use for measuring our market making volume on the Brazilian exchange, our overall options contract volume for 2008 was reduced by 17% for the 4th quarter and by 5% for the full year from previously reported numbers. We initiated trading in Brazil in the 3rd quarter of 2008. The change in method was made to improve comparability of Brazilian options contracts to volume in other markets.

Electronic Brokerage

Electronic Brokerage segment income before income taxes declined 21% in the quarter ended March 31, 2009 compared to the same period in 2008. Most of this decline was attributable to lower net interest income, adversely affected by lower benchmark interest rates. Customer account growth was healthy and customer’s trading activity remained robust. Pre-tax margin was 42% for the quarter ended March 31, 2009. Our real-time margining system worked efficiently during the periods of severe market stress, allowing us to avoid most of the losses associated with large adverse price moves. Cleared DARTs* increased by 9% to 330,000 in the quarter ended March 31, 2009 from the same period in 2008.

_____________________

*Daily average revenue trades (DARTs) are based on customer orders.

Conference Call Information:

Interactive Brokers Group will hold a conference call with investors today, April 23, 2009, at 5:30 p.m. ET to discuss its first quarter results. Investors who would like to listen to the conference call live should dial 888-205-6648 (U.S. domestic) and 913-312-0647 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with direct access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM. Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

TRADE VOLUMES

(In 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2003	32,772		22,748		2,367		57,887		230
2004	41,506	27%	28,876	27%	2,932	24%	73,314	27%	290
2005	54,044	30%	34,800	21%	7,380	152%	96,224	31%	382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752
2008	101,672	3%	120,195	65%	16,966	2%	238,833	27%	944

1Q2008	25,811		27,550		4,716		58,077		952
1Q2009	24,753	-4%	31,797	15%	2,829	-40%	59,379	2%	973

CONTRACT AND SHARE VOLUMES

(In 000's, except %)

TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%
2008	757,732	13%	108,984	31%	55,845,428	18%

1Q2008	202,104		28,034		13,868,099
1Q2009	164,382	-19%	21,905	-22%	15,453,272	11%

MARKET MAKING

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%
2008 **	514,629	15%	21,544	48%	26,008,433	6%

1Q2008	137,767		5,380		7,035,193
1Q2009 **	118,176	-14%	3,981	-26%	6,990,407	-1%

BROKERAGE TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%
2008	243,103	8%	87,440	27%	29,836,995	31%

1Q2008	64,337		22,654		6,832,906
1Q2009	46,206	-28%	17,924	-21%	8,462,865	24%

*	Includes options on futures
**	In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, typical minimum trading quantity is 100 contracts. To make a fair comparison to volume at other exchanges we have adopted a policy of reporting Brazilian equity options contracts divided by their minimum trading quantity of 100. We began to actively trade in Brazil in the 4th quarter of 2008. In that quarter we traded and reported 26.1 million contracts. Applying the new method resulted in a 17% decrease in market making options volume for 4Q08.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

BROKERAGE CLEARED

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	11,351		19,086		3,612,503
2004	16,438	45%	24,118	26%	4,339,462	20%
2005	23,456	43%	30,646	27%	5,690,308	31%
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%
2008	77,207	50%	85,599	29%	26,334,752	29%

1Q2008	16,801		21,958		5,913,872
1Q2009	20,475	22%	17,739	-19%	7,833,682	32%

_____________________

* Includes options on futures

BROKERAGE STATISTICS

(in 000's, except % and where noted)

	1Q2009	1Q2008	% Change
Total Accounts	116	99	17%
Customer Equity (in billions) *	$9.6	$9.2	4%

Cleared DARTs	330	303	9%
Total Customer DARTs	358	354	1%

(in $'s, except DART per account)
Commission per DART	$3.96	$4.32	-8%
DART per Avg. Account (Annualized)	736	788	-7%
Net Revenue per Avg. Account (Annualized)	$3,604	$4,645	-22%

_____________________

* Excludes non-customers (i.e., officers, directors and affiliated parties)

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

		Three Months
		Ended March 31,
		2009	2008
		(in millions)
Market Making	Net revenues	$ 182.0	$ 403.3
	Non-interest expenses	63.8	82.3

	Income before income taxes	$ 118.2	$ 321.0

	Pre-tax profit margin	65%	80%

Electronic Brokerage	Net revenues	$ 107.4	$ 128.2
	Non-interest expenses	61.9	70.4

	Income before income taxes	$ 45.5	$ 57.8

	Pre-tax profit margin	42%	45%

Corporate*	Net revenues	$ 6.9	($ 3.1)
	Non-interest expenses	3.7	1.7

	Income before income taxes	$ 3.2	($ 4.8)

Total	Net revenues	$ 296.3	$ 528.4
	Non-interest expenses	129.4	154.4

	Income before income taxes	$ 166.9	$ 374.0

	Pre-tax profit margin	56%	71%

_____________________

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months
	Ended March 31,
	2009	2008
	(in millions, except share and per share data)
Revenues:
Trading gains	$ 180.5	$ 378.6
Commissions and execution fees	84.3	88.2
Interest income	26.3	143.9
Other income	21.4	30.8

Total revenues	312.5	641.5

Interest expense	16.2	113.1

Total net revenues	296.3	528.4

Non-interest expenses:
Execution and clearing	61.1	87.1
Employee compensation and benefits	42.8	41.4
Occupancy, depreciation and amortization	9.6	8.5
Communications	5.0	4.0
General and administrative	10.9	13.4

Total non-interest expenses	129.4	154.4

Income before income taxes	166.9	374.0

Income tax expense	11.8	33.4

Net income	155.1	340.6

Net income attributable to non-controlling interests	142.5	313.4

Net income available for common shareholders	$ 12.6	$ 27.2

Earnings per share
Basic	$ 0.31	$ 0.68
Diluted	$ 0.30	$ 0.66

Weighted average common shares outstanding
Basic	40,536,715	40,143,860
Diluted	399,045,731	401,292,908

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2009	2008
	(in millions)
Assets
Cash and cash equivalents	$ 703.5	$ 986.6
Cash and securities - segregated for regulatory purposes	5,448.3	4,949.0
Securities borrowed	3,534.6	5,911.9
Securities purchased under agreements to resell	403.9	715.7
Trading assets, at fair value	10,777.1	11,114.7
Receivable from customers, net of allowance	1,879.9	1,621.2
Receivable from brokers, dealers and clearing organizations	1,851.8	2,526.9
Other assets	536.7	530.7

Total assets	$ 25,135.8	$ 28,356.7

Liabilities and stockholders' equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$ 9,978.9	$ 13,476.8
Securities loaned	733.4	656.6
Short-term borrowings	248.7	208.1
Other payables:
Customers	7,636.3	6,929.6
Brokers, dealers and clearing organizations	1,405.3	1,614.8
Other payables	552.3	619.6
	9,593.9	9,164.0

Senior notes payable and senior secured credit facility	146.1	443.1

Equity
Stockholders' equity	520.0	513.9
Non-controlling interests	3,914.8	3,894.2
Total Equity	4,434.8	4,408.1

Total liabilities and equity	$ 25,135.8	$ 28,356.7